Exhibit 10.59

MORTGAGE AND SECURITY AGREEMENT

CROWN BANK, N.A.

Date:	January 4, 2006

Mortgagee:	CROWN BANK, N.A.
715 Route 70
Brick, New Jersey 08723

If Mortgagor is not the Borrower, the Borrower is also: Vivus, Inc.

Mortgagor:	Vivus Real Estate, LLC

☐ Individual(s)
☐ Husband and wife
	☐ General partnership/joint venture	State:
	☐ Limited partnership	State:
	☒ Limited Liability Company	State: New Jersey
	☐ Corporation	State:

Address of	1172 Castro Street
Mortgagor:	Mountain View, CA 94040

Mortgaged	See Exhibit “A”
Premises:	Tract 1:
Street 735 Airport Road
Township Lakewood County Ocean, New Jersey
Tax Map Block(s) 1160.01, Lot(s) 229
Tract 2:
Street 745 Airport Road
Township Lakewood County Ocean, New Jersey
Tax Map Block(s) 1160.01, Lot(s) 232

Obligations:  Loan in the principal amount of $5,375,000.00 described in that certain Commercial Mortgage Note dated even date hereof by Borrower in favor of Mortgagee (the “Note”).

☐  This is a purchase money mortgage given to secure all or a portion of the consideration paid for the Mortgaged Premises.

☒  This is a first purchase money mortgage lien on the Mortgaged Premises.

1.                                      DEFINITIONS; INCORPORATION OF NOTE.  All terms not otherwise defined herein shall have the meaning given them in the Note, and if not defined, then the Uniform Commercial Code in effect in the state in which the Mortgaged Premises is located.  All liabilities of Mortgagor to Mortgagee, whether under the Note, any guarantee, any other Loan Document, other obligation or otherwise, now existing or hereafter incurred, matured or unmatured, direct or contingent, joint or several, whether created directly or acquired by assignment or otherwise, and any extensions, modifications or renewals thereof and substitutions therefore; all amounts paid by Mortgagee on behalf of Mortgagor; all principal, interest, late charges, penalties, fees and all other such sums due or recoverable under the Loan Documents or otherwise are referred to herein as the “Indebtedness.”

2.                                      PROPERTY MORTGAGED.  To secure payment of the Indebtedness and performance of Mortgagor’s obligations to Mortgagee under the Loan Documents, Mortgagor mortgages, grants, and conveys to Mortgagee all of the rights and interest which Mortgagor now has or will acquire with regard to the following property (together the “Property”):

a.                                       the Mortgaged Premises;

b.                                      all buildings, structures and other improvements located on the Mortgaged Premises and all rights of way, easements and appurtenances;

c.                                       all fixtures, machinery, equipment and other articles of real, personal or mixed property of Mortgagor attached to, situate or installed in or upon, or used in the operation or maintenance of, the Mortgaged Premises or any plant or business situated thereon, whether or not such real, personal or mixed property is or shall be affixed to the same, and all replacements, substitutions, accretions and proceeds of the foregoing, including all furnishings, furniture, and appliances; machinery and equipment of any kind whatsoever;  and all parts, fittings, accessories, accessions, substitutions and replacements thereof;

d.                                      all leases, licenses, occupancy agreements or agreements to lease all or any part of the Mortgaged Premises and all extensions, renewals, amendments, and modifications thereof, and any options, rights of first refusal, or guarantees relating thereto; all rents, income, receipts, revenues, security deposits, escrow accounts, reserves, issues, profits, and payments of any kind payable under the leases or otherwise arising from the Mortgaged Premises; all contract rights, accounts receivable and general intangibles relating to the Mortgaged Premises or the use, occupancy, maintenance, construction, repair or operation thereof; all management agreements, franchise agreements, utility agreements and deposits, building service contracts, maintenance contracts, construction contracts, architect’s agreements, and plans and specifications; all warranties and guaranties; and all permits, licenses and approvals;

e.                                       all estates, rights, privileges, easements, and appurtenances of any kind benefiting the Mortgaged Premises; all means of access to and from the Mortgaged Premises, whether public or private; all water and mineral rights; and all rights of Mortgagor as declarant under any declaration of condominium or association applicable to the Mortgaged Premises; and

f.                                         all “Proceeds” of any of the Property, which shall additionally include whatever is received upon the use, lease, sale, exchange, collection, or other utilization or any disposition of any of the Mortgaged Premises, voluntary or involuntary, whether cash or noncash, including proceeds of insurance and condemnation awards, rental or lease payments, accounts, chattel paper, instruments, documents, contract rights, general intangibles, equipment and inventory.

3.                                      SECURITY AGREEMENT.  This Mortgage is also a security agreement pursuant to the Uniform Commercial Code.  Mortgagor agrees to execute and deliver to Mortgagee, upon request, any financing statements or other documents as Mortgagee may require to perfect its security interest.  Mortgagor irrevocably appoints Mortgagee attorney-in-fact for Mortgagor to execute, deliver and file such instruments.  This Mortgage is effective as a financing statement under the Uniform Commercial Code and may be filed as a “fixture filing.”

4.                                      COVENANTS.  The Mortgagor, represents, warrants, covenants and agrees that:

a.                                       Title and Right to Mortgage. Mortgagor has good and marketable fee simple absolute title to the Mortgaged Premises subject only to those exceptions to title more particularly described in the title commitment issued to, and accepted by, Mortgagee in connection with this transaction (the “Permitted Encumbrances”) and Mortgagor shall defend the validity, priority and enforceability of the lien of this Mortgage against the claims of all persons excepting only those claiming under Permitted Encumbrances.  Mortgagor has full power and lawful authority to subject the Mortgaged Premises to the lien of this Mortgage. The execution, delivery and performance of this Mortgage and the other Loan Documents will not contravene any legal requirements or any agreement, document or instrument to which Mortgagor is a party or by which Mortgagor or the Mortgaged Premises is bound.  Mortgagor shall make, execute, acknowledge and deliver all such further or other deeds, documents, instruments or assurances and cause to be done all such further acts and things as may at any time be required by Mortgagee to confirm and fully protect the lien and priority of this Mortgage.

b.                                      Taxes and Other Charges.  Mortgagor shall pay when due and before interest or penalties commence to accrue thereon, all taxes, assessments, water and sewer rents, condominium or other homeowners association fees, dues or maintenance charges, levies, encumbrances and all other charges or claims of any nature and kind, which may be assessed, levied, imposed, suffered, placed or filed at any time against the Property or any part thereof or which by any present or future law may have priority.  If requested by Mortgagee, Mortgagor will immediately deliver to Mortgagee receipts evidencing such payments.  If such receipts are not delivered within ten (10) days after such request, then Mortgagee will have the right to procure an official search, the cost of which shall be added to the monies secured by this Mortgage.  If Mortgagor is a corporation or partnership, Mortgagor shall keep in effect and in good standing its existence and rights as a corporation or partnership, as the case may be, under the laws of the state of its formation and its right to own property and transact business in the state in which the Mortgaged Premises is situated and file returns for all taxes with the proper governmental authorities, and pay, when due and before interest or penalties are due thereon, all taxes owing to any governmental authorities.

c.                                       Insurance.  Mortgagor will maintain hazard insurance and flood insurance (if the Mortgaged Premises is in an area designated as a flood hazard area by any governmental body) on the Mortgaged Premises.  Mortgagor shall also maintain any other insurance as Mortgagee may require, including title insurance, builder’s risk insurance, general public liability insurance and loss of rents coverage.  The insurer, agent or broker, amounts of coverage, and forms of all policies must be acceptable to Mortgagee.  These policies will become the absolute property of Mortgagee on the occurrence of an Event of Default under any of the Loan Documents.  Each insurance company concerned is hereby authorized and directed to make payment under such insurance including return of unearned premiums, directly to Mortgagee instead of to Mortgagor and Mortgagee jointly, and Mortgagor appoints Mortgagee, irrevocably, as Mortgagor’s attorney-in-fact to endorse any draft therefore or assign any policy to itself or its nominee in the event of foreclosure of this Mortgage or other extinguishment of the debt evidenced by the Note.  All policies shall provide that the insurer cannot cancel or refuse to renew without giving at least 30 days’ prior notice to Mortgagee and will insure Mortgagee as mortgagee, as to interests in real property and fixtures, and will otherwise name Mortgagee as additional insured, with respect to general public liability insurance, or under a lender’s loss payable endorsement, as to interests in personal property (or as otherwise designated by Mortgagee).  All insurance proceeds will be payable to Mortgagor and Mortgagee.  In case of any loss or damage to the Property, the Mortgagor shall promptly notify the insurance company and Mortgagee.  Mortgagee may, in its absolute discretion, use the insurance proceeds received to (i) repair and restore the Mortgaged Premises in accordance with Mortgagee’s requirements, or (ii) reduce any amounts due under this Mortgage and/or the Note.  If Mortgagee elects to apply such proceeds to restore the Mortgaged Premises and, in Mortgagee’s judgment, said proceeds are insufficient to complete the restoration, the Mortgagor shall deposit the amount of such deficiency with Mortgagee.  If Mortgagee elects to apply such proceeds to reduce any amounts due under this Mortgage and/or the Note, Mortgagee shall pay to the Mortgagor any money left after paying the entire principal, interest, and any other amounts due under this Mortgage and the Note.

d.                                      Repairs; Inspection.  Mortgagor will keep the Mortgaged Premises in good condition and repair and will not damage, destroy, abandon or permit any impairment or deterioration of the Mortgaged Premises.  The Mortgagor will allow Mortgagee, its agents or representatives to enter onto and inspect the Mortgaged Premises at reasonable times, except in any emergency when Mortgagee will have the right to enter the Mortgaged Premises at any time.  The Mortgagor will make such repairs or replacements as may be reasonably required by Mortgagee and will replace any fixture or appliance or equipment which is destroyed or removed with another of at least equal quality and condition, within 30 days of such destruction or removal.  Mortgagor shall not, without the prior written consent of Mortgagee, (i) abandon the Mortgaged Premises or any portion thereof or allow the same to become vacant; (ii) commit or suffer waste with respect to the Mortgaged Premises; (iii) impair or diminish the value or integrity of the Mortgaged Premises or the priority or security of the lien of this Mortgage; (iv) remove, demolish or materially alter any of the Mortgaged Premises except that Mortgagor shall have the right to remove and dispose of, free of the lien of this Mortgage, such fixtures as may, from time to time, become worn out or obsolete, provided that, simultaneously with or prior to such removal, any such fixtures shall be replaced with other fixtures which shall have a value and utility at least equal to that of the replaced fixtures and, by such removal and replacement, Mortgagor shall be deemed to have subjected such replacement fixtures to the lien and priority of this Mortgage; (v) make, install or permit to be made or installed, any additions or improvements to the Mortgaged Premises except in a good and workmanlike manner, free of mechanic’s liens, in compliance with legal requirements, and in accordance with plans and specifications approved by Mortgagee; or (vi) make, suffer or permit any nuisance to exist on the Mortgaged Premises or any portion thereof.

e.                                       Compliance with Laws and Regulations.  Mortgagor shall comply with all present and future laws, statutes, codes, ordinances, orders, judgments, decrees, injunctions, rules, regulations, restrictions and requirements, and Mortgagor will not permit the Mortgaged

Premises to be used for any unlawful purpose.  If the Mortgaged Premises is a condominium or part of a planned unit development, Mortgagor will perform all of Mortgagor’s obligations under the master deed, declaration covenants or by-laws and regulations creating or governing same, and the documents constituent thereto.

f.                                         Condemnation.  In the event of any condemnation or taking of any part of the Mortgaged Premises by any public or quasi-public authority or corporation, all proceeds otherwise allocable to Mortgagor, after deducting therefrom all costs and expenses, including, without limitation, attorneys’ fees incurred by Mortgagee in connection with the collection of such proceeds, are assigned and shall be paid to Mortgagee and applied, at Mortgagee’s election, (i) toward restoration of the Mortgaged Premises; or (ii) to the Indebtedness.  No settlement for damages sustained shall be made by Mortgagor without Mortgagee’s prior written approval.  Mortgagee shall have the right to prosecute to final determination, or settlement, an appeal or other appropriate proceedings in the name of Mortgagee or Mortgagor, for which Mortgagee will then be appointed as attorney-in-fact for Mortgagor, which appointment, being for security, is irrevocable.  Nothing herein shall limit the rights otherwise available to Mortgagee, at law or in equity, including the right to intervene as a party to any condemnation proceeding.

g.                                      Certification of Amount Due.  Upon the request of Mortgagee, Mortgagor will, within five (5) days after such request, certify to Mortgagee in writing: (i) the amount due under this Mortgage and the Note, and (ii) that there are no defenses to its obligations under any of the other Documents or, if there are defenses, a description of such defenses.

h.                                      No Transfer of Title or Further Encumbrances.  Without the prior written consent of Mortgagee, Mortgagor will not sell, convey, transfer or alter any interest or permit any of the foregoing in all or any part of the Property.  Mortgagor will not create, incur, assume or suffer to exist any mortgage, lien, security interest, encumbrance, attachment, levy, distraint or other judicial process of any kind on or with respect to any portion of, or interest in, the Property.

i.                                          Covenants Regarding Financial Statements and Information; Inspection of Books and Records.  Mortgagor will provide Mortgagee with any and all information regarding the Mortgagor, the Mortgaged Premises or any guarantor as requested by Mortgagee, including annual financial statements, manually signed copies of federal and state tax returns and certified rent rolls as to the Mortgaged Premises.  Mortgagor will permit Mortgagee to inspect and make copies of the Mortgagor’s books, records and income tax returns upon reasonable notice.

j.                                          Indemnification.  Mortgagor will indemnify, defend and save harmless Mortgagee against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including, without limitation, reasonable attorneys’ fees, which may be imposed upon or incurred by Mortgagee by reason of the Mortgagor’s ownership, use or operation of the Mortgaged Premises, including (but not limited to) those arising by reason of any action against Mortgagor or any other party to any of the transactions evidenced by the Loan Documents.  Unless arising from the gross negligence or willful misconduct of Mortgagee, this indemnity will apply notwithstanding any negligent or other contributory conduct by or on the part of any third parties and will survive:  (i) repayment of the Indebtedness and the full release of this Mortgage; (ii) the extinguishment of Mortgagee’s lien by foreclosure or any other action; or (iii)  the delivery of a deed in lieu of foreclosure.

5.                                      ENVIRONMENTAL COVENANTS.  The Mortgagor further warrants, represents, covenants and agrees that:

  a.                                 Except as may have been disclosed in writing to Mortgagee, neither Mortgagor nor, to the best of Mortgagor’s knowledge, any other person has (i) used, installed or disposed of any Hazardous Materials (hereafter defined) in, on, from, or affecting the Mortgaged Premises except in full compliance with Applicable Environmental Laws (hereafter defined); or (ii) received any notice from any governmental authority with regard to Hazardous Materials in, on, from or affecting the Mortgaged Premises.  To the best of Borrower’s knowledge, no portion of the Mortgaged Premises is or has been at any time an “industrial establishment” as defined in the New Jersey Industrial Site Recovery Act (“ISRA”), and Mortgagor does not know or have reason to know of any lien or threatened lien on its personal or real property requiring or obligating Mortgagor to make payment pursuant to the New Jersey Spill Compensation and Control Act (“SCCA”).  If the Mortgaged Premises is or has been an “industrial establishment,” Mortgage shall provide Mortgagee with a letter of non-applicability on and as of the date hereof.  If the Mortgaged Premises was used as an “industrial establishment,” and hazardous substances were handled there, and Mortgagor’s transactions constitute a closing, termination of, or transfer of, operations, Mortgagor has provided Mortgagee with an approved cleanup plan or a negative declaration, obtained at its own expense, and Mortgagor, at its own expense, shall implement the cleanup plan to clean up such contamination.

  b.                                Mortgagor shall not use the Mortgaged Premises, nor allow it to be used, to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce or process Hazardous Materials except in full compliance with Applicable Environmental Laws.  Mortgagor shall not cause or permit, intentionally or unintentionally, a release of Hazardous Materials in, on, from or affecting the Mortgaged Premises or any other use, installation, or disposition of Hazardous Materials in violation of Applicable Environmental Laws.

  c.                                 If Mortgagor receives any notice from any governmental authority with regard to Hazardous Materials in, on, from or affecting the Mortgaged Premises, or any notice of violation of Applicable Environmental Laws, Mortgagor shall promptly notify Mortgagee.  Mortgagor shall conduct and complete all investigations, studies, sampling and testing, and all remedial, removal, and other actions necessary to clean up and remove all Hazardous Materials in, on, from or affecting the Mortgaged Premises in accordance with all Applicable Environmental Laws and to the satisfaction of Mortgagee.

  d.                                The term “Applicable Environmental Laws” shall mean, without limitation, all legal requirements of any governmental authority pertaining to the preservation or enhancement of the quality of the environment or regulating or restricting the use, transfer, storage or remediation of Hazardous Materials, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901, et seq.), the SCCA, the ISRA and the rules and regulations adopted and publications promulgated pursuant thereto at any time.  The term “Hazardous Materials” shall mean, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials, asbestos or any material containing asbestos, or any other substance or material regulated under any Applicable Environmental Laws.

  e.                                 At any time while any Indebtedness is outstanding, upon reasonable suspicion of any environmental condition, violation or problem, Mortgagee may require that the Mortgagor, at the Mortgagor’s expense and within thirty (30) days after notice from Mortgagee, promptly cause such tests, inspections and/or procedures to be conducted by a professional engineering firm or others for the purpose of ensuring compliance with all Applicable Environmental Laws and having the Mortgaged Premises certified to Mortgagee as such.  Without limitation of Mortgagee’s rights, (i) Mortgagee will retain the right to enter onto the Mortgaged Premises and cause such tests, inspections, and/or procedures to be conducted and having the Mortgaged Premises certified to Mortgagee as such; and (ii) Mortgagee will have the right, but not the obligation, to enter onto the Mortgaged Premises or any other facility operated by Mortgagor or to take such other actions as are necessary or advisable to test, cleanup, remove, resolve, or minimize the impact of, any environmental condition which, in the sole opinion of Mortgagee, could jeopardize or affect Mortgagee’s collateral security.  All costs and expenses incurred by Mortgagee in the exercise of any such rights will be payable by Mortgagor upon demand and will be secured by this Mortgage and other collateral held by Mortgagee.

6.                                      TAX AND INSURANCE ESCROW.  The Mortgagor will, if required by Mortgagee, make regular monthly payments to Mortgagee in addition to and simultaneously with payments due under the Note equal to 1/12 of the actual or estimated yearly real estate taxes, assessments, and insurance premiums on the Mortgaged Premises.  In the even the Mortgagee requests the Mortgagor to make payments of real estate taxes or insurance on the Mortgaged premises, then Mortgagor shall deposit two (2) months of payments into an escrow account. If permitted by law, such funds retained by Mortgagee will bear no interest and may be commingled with other funds of Mortgagee.  The Mortgagor pledges these funds as additional security for the sums secured by this Mortgage.  These funds will not be deemed to be trust funds and Mortgagee does not act as the Mortgagor’s agent in the payment of taxes, assessments, and insurance premiums, or other charges.  Escrowed funds shall be used by Mortgagee to pay the taxes, assessments, and insurance premiums when due.  If the amounts held by Mortgagee are insufficient at any time to pay the taxes, assessments, and insurance premiums as they fall due, the Mortgagor will pay to Mortgagee on demand any amount necessary to make up the deficiency.  The Mortgagor will not receive any credit on or make any deduction from amounts due under the Note by reason of this deposit with Mortgagee.

7.                                      PROTECTION OF MORTGAGEE’S SECURITY.  If Mortgagor fails to pay any lien or charge against the Mortgaged Premises when due, or otherwise fails to perform any covenant or agreement in the Loan Documents, or upon any event which jeopardizes the value of the Mortgaged Premises, then Mortgagee, at its option and sole discretion, may disburse such sums, and take such actions as necessary to protect its interest, including, but not limited to, defending any action or proceeding, disbursing reasonable attorneys’ fees and entering upon the Mortgaged Premises to make repairs without becoming liable to Mortgagor or any other person.  Any amount disbursed by Mortgagee will be added to the principal of the Note, accrue interest from the date of disbursement at a rate of two percent in excess of the rate specified in the Note and be secured by this Mortgage.  Upon demand, the Mortgagor will repay these amounts, together with interest, to Mortgagee.

8.                                      EVENTS OF DEFAULT.  An event of default will occur under this Mortgage upon each of the following events (each, an “Event of Default”):

  a.                                 any default or “Event of Default” under any other Loan Document;

  b.                                failure of Mortgagor to pay any sum required to be paid under this Mortgage as and when due; or

  c.                                 nonperformance of, or noncompliance with, any of the agreements, covenants, conditions, warranties, representations or other provisions contained in this Mortgage.

9.                                      REMEDIES.  Upon the occurrence of an Event of Default, and at all times thereafter, Mortgagee shall have the right to enforce its rights under this Mortgage and the other Loan Documents by exercising such remedies as are available to Mortgagee under applicable law, either by suit in equity or action at law, or both, whether for specific performance of any provision contained in this Mortgage or any of the other Loan Documents or in aid of the exercise of any power granted in this Mortgage or the other Loan Documents.

  a.                                 Mortgagee shall have the right to obtain judgment for the Indebtedness (including all amounts advanced or to be advanced by Mortgagee, all costs and expenses of collection and suit, including any bankruptcy or insolvency proceeding affecting Mortgagor, and reasonable attorneys’ fees incurred in connection with any of the foregoing) together with interest on such judgment at the highest rate set forth in the Note until payment in full is received by Mortgagee.

  b.                                Mortgagee shall have the right to institute an action of mortgage foreclosure against the Mortgaged Premises or take such other action for realization on the security provided herein as applicable law or the provisions of the Loan Documents may allow.

  c.                                 Mortgagee may, at any time without notice, either in person, by agent or by a receiver appointed by a court, and without regard to the adequacy of any security for the Indebtedness, enter upon the Mortgaged Premises and, with or without taking possession of the Mortgaged Premises, and with or without legal action, collect all income (which term shall also include amounts determined by Mortgagee as fair rental value for use and occupation of the Mortgaged Property by any person, including Mortgagor) and, after deducting all costs of collection and administration expense including attorneys’ fees and reasonable reserves, apply the net income to any of the Indebtedness in such order and amounts as Mortgagee in its sole discretion may determine.  Mortgagee shall not be accountable for more monies than it actually receives from the Mortgaged Premises nor shall it be liable for failure to collect the income therefrom.  Mortgagee shall have the right to determine the method of collection and the extent to which enforcement of collection of income shall be prosecuted and Mortgagee’s judgment shall be deemed conclusive and reasonable.

  d.                                Mortgagee may, with or without legal action, take possession and control of the Mortgaged Premises to the exclusion of Mortgagor and all others excepting only those claiming under Permitted Encumbrances.  Mortgagee shall have the authority while so in possession to insure (at Mortgagor’s expense) against all risks by reason of having taken such possession and Mortgagor will transfer and deliver to the Mortgagee all policies of insurance upon the Mortgaged Premises not theretofore transferred and delivered to Mortgagee.

  e.                                 Mortgagee shall have the right to take possession of any portion of the Property constituting fixtures or other personal property subject to the Uniform Commercial Code and any records pertaining thereto.  Mortgagee shall have the right to use, operate, manage, lease or otherwise control the Property in any lawful manner and, in its sole discretion, but without any obligation to do so, insure, maintain, repair, renovate, alter or remove the Property; use, in connection with any assembly, use or disposition of the Property any trade mark, trade name, trade style, copyright, brand, patent right or technical process used or utilized by Mortgagor; sell or otherwise dispose of all or any of the Property at any public or private sale at any time or times without advertisement or demand upon or notice to Mortgagor, all of which are expressly waived to the extent permitted by law, with the right of Mortgagee or its nominee to become purchaser at any sale (unless prohibited by statute) free from any equity of redemption and from all other claims, and after deducting all legal and other expenses for maintaining or selling the Property, and all attorneys’ fees, legal or other expenses for collection, sale and delivery, apply the remaining proceeds of any sale to pay (or hold as a reserve against) the Indebtedness and exercise all rights and remedies of a secured party under the Uniform Commercial Code or any other applicable law.

  f.                                   Mortgagee, without notice, shall have the right to obtain the appointment of a receiver for the Mortgaged Premises (which appointment is consented to by Mortgagor) without regard to the adequacy of any security for the Indebtedness or the insolvency of Mortgagor.

10.                               REMEDIES CUMULATIVE.  All of Mortgagee’s remedies hereunder are distinct and cumulative and may be exercised concurrently, independently, or successively and will be in addition to every other right and remedy provided by law.  If any Indebtedness secured by this Mortgage is now or hereafter secured by any other collateral, Mortgagee may, at its option, exhaust all or any part of such collateral and the security hereunder, either concurrently or independently, and in such order as it may determine.  Mortgagee may, at any time, without notice or consent, and without affecting any of its rights or the liability of Mortgagor or any other party to the transactions evidenced by the Note and this Mortgage: (a) release any person liable for payment of all or any part of such Indebtedness or for performance of any obligation; (b) exercise or refrain from exercising or waive any right Mortgagee may have; (c) accept additional security of any kind; and (d) release or otherwise deal with any property, real or personal, securing the Indebtedness.  Any forbearance or action by Mortgagee in exercising any right or remedy under this Mortgage, the Note, or otherwise afforded by applicable law, will not be a waiver, or preclude the exercise, of any such right or remedy by Mortgagee.

11.                               NOTICES.  All notices under this Mortgage must be in writing and may be given by person, overnight courier or by certified mail, return receipt requested.  Each party must accept the certified mail sent by the other.  Notices will be addressed to the other party at the address written at the beginning of this Mortgage.  Address changes may be made upon written notice to the other party.

12.                               RENEWALS AND EXTENSIONS.  Any renewal or extension, modification or amendment of the Note will not operate to release, in any manner, the liability of Mortgagor or any other party liable for the Indebtedness and their respective successors in interest.  All such modifications are subject to the protections afforded to modifications in N.J.S.A. 46:9-8.1.

13.                               GOVERNING LAW.  This Mortgage will be governed by, and construed in accordance with, the laws of the state in which the Property is located.

14.                               WAIVER OF JURY TRIAL; SERVICE OF PROCESS.  THE MORTGAGOR WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION PROCEEDING, CLAIM, DISPUTE OR COUNTERCLAIM ARISING OUT OF THE TRANSACTIONS EVIDENCED BY THIS MORTGAGE AND AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON MORTGAGOR BY MAILING A COPY OF SUCH PROCESS TO MORTGAGOR.

15.                               RECEIPT OF COPY.  The Mortgagor acknowledges receipt of a true copy of this Mortgage without charge.

16.                               NO ORAL CHANGE.  This Mortgage may only be modified or amended by an agreement in writing signed by the Mortgagor and Mortgagee, and may only be released, discharged or satisfied of record by an agreement in writing signed by Mortgagee.

17.                               JOINT AND SEVERAL LIABILITY.  Mortgagor, if more than one, are jointly and severally liable, and the term “Mortgagor” means each of the parties executing this Mortgage.

18.  RELEASE PROVISIONS.  The release provisions of the Note are hereby incorporated.

IN WITNESS WHEREOF, MORTGAGOR, INTENDING TO BE LEGALLY BOUND, HAS EXECUTED THIS MORTGAGE AS OF THE DAY AND YEAR FIRST ABOVE WRITTEN.

ATTEST OR WITNESSED BY:		MORTGAGOR:

Vivus Real Estate, LLC, a New Jersey Limited Liability Company

By:	/s/ Jay Samuels	By:	/s/ Timothy E. Morris
Jay Samuels, Esq.		Vivus, Inc., a Delaware Corporation, Sole Member
Timothy E. Morris, Vice President Finance and Chief Financial Officer

LIMITED LIABILITY COMPANY ACKNOWLEDGMENT

STATE OF NEW JERSEY	:
SS.
COUNTY OF UNION	:

On the 4 day of January, 2006, before me, the undersigned, an Attorney or Notary Public in and for said State, personally appeared Timothy E. Morris, who acknowledged himself to be the Vice President Finance and Chief Financial Officer of Vivus, Inc., Sole Member of Vivus Real Estate, LLC, a New Jersey Limited Liability Company and that he as such Member, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the company by themselves as such Member.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

/s/ Jay Samuels
Jay Samuels, Esq.
An Attorney at Law in the State of New Jersey

MORTGAGE	Dated: January , 2006
VIVUS REAL ESTATE LLC
TO	Record and return to:
CROWN BANK, N.A.	CROWN BANK, N.A. 715 ROUTE 70 BRICK, NJ 08723

To the County Recording Officer of                                                         County:

This Mortgage is fully paid.                                                                                                    authorizes you to cancel it of record.

Dated:

ATTEST:	CROWN BANK, N.A.

By:

EXHIBIT “A”

LEGAL DESCRIPTION OF MORTGAGED PREMISES

As to Tract 1 (Block 1160.01, Lot 229):

Being the same premises conveyed to Mortgagor herein by Deed from 735 Airport Road, LLC, a New Jersey Limited Liability Company dated of even date herewith and recorded simultaneously herewith.

As to Tract 2 (Block 1160.01, Lot 232):

Being the same premises conveyed to Mortgagor herein by Deed from 745 Airport Road, LLC, a New Jersey Limited Liability Company dated of even date herewith and recorded simultaneously herewith.

This is a first purchase money mortgage lien.

EXHIBIT “B”

SECURITY INTEREST PROPERTY

The buildings, structures and improvements now and hereafter constructed on the land described below and the fixtures and equipment now and hereafter installed thereon and necessary for of adapted to the appropriate use and enjoyment thereof, all of which shall be deemed real property; and

In addition, all property of the Debtor (Mortgagor herein) including without limitation, all tangible goods, chattels, fixtures, furniture, furnishings, machines, equipment, all floor coverings, screens, awnings, lighting, heating, ventilation, air-conditioning, sprinkling, plumbing, irrigating, gas, water, sewer, incinerating and laundry systems and fixtures, all engines, machinery, boilers, ranges, furnaces, refrigerators, storm windows and doors, which are now or which may hereafter be placed or located in, or on or upon the premises herein defined, together, with all additions and accessories thereto, substitutions therefore, and replacements thereof.  Also, included, without limitation are oil, gas or electric furnaces and heaters, air-conditioners and floor coverings.

All leases now and hereafter enforce and the rents due or to come due thereunder.

All condemnation awards, rents under the assignment of rent clause and the proceeds of insurance.